UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2024
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Main Street Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   713-350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 28, 2024, Main Street Capital Corporation (“Main Street”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among Main Street and Truist Securities, Inc., as representative of the underwriters named in Schedule A thereto, in connection with the issuance and sale of $300 million in aggregate principal amount (the “Offering”) of Main Street’s 6.50% notes due 2027 (the “Notes”). The Offering is expected to close on June 4, 2024, subject to customary closing conditions.
The Offering is being made pursuant to Main Street’s effective shelf registration statement on Form N-2 (Registration No. 333-263258) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated May 28, 2024 and a final prospectus supplement dated May 28, 2024. The net proceeds to be received by Main Street are estimated to be approximately $297.4 million, after deducting the underwriting discounts and estimated Offering expenses payable by Main Street.
Main Street intends to initially use the net proceeds from the Offering to repay outstanding indebtedness, including amounts outstanding under its credit facilities.
On May 26, 2024, Main Street entered into the Fifth Amendment to Third Amended and Restated Credit Agreement dated as of June 5, 2018, as amended (the “Fifth Amendment”), among Main Street, as borrower, and, solely with respect to Section 8 thereof, Main Street Capital Partners, LLC, Main Street Equity Interests, Inc., Main Street CA Lending, LLC and MS International Holdings, Inc., as guarantors, Truist Bank, as administrative agent and lender, and the other lenders party thereto, which, among other things, permits the issuance of the Notes.
The foregoing description of the Underwriting Agreement and the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the Underwriting Agreement, which is filed with this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference and (ii) the full text of the Fifth Amendment, which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated May 28, 2024, between Main Street Capital Corporation and Truist Securities, Inc. as representative of the underwriters named on Schedule A thereto
99.1	Fifth Amendment, dated May 26, 2024, to Third Amended and Restated Credit Agreement by and among Main Street, the guarantors party thereto, Truist Bank, as administrative agent, and the lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: May 29, 2024	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel